SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	April 20, 2007

INTERPOOL, INC.
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(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

Merger Agreement; Voting Agreement; Related Financing Commitments

          On April 20, 2007, Interpool, Inc. (“Interpool”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Chariot Acquisition Holding LLC, a Delaware limited liability company (the “Purchaser”), and Chariot Acquisition Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser (“Merger Sub”). The Merger Agreement provides that, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Interpool, with Interpool continuing as the surviving entity and as a wholly-owned subsidiary of Purchaser (the “Merger”). As a result of the Merger, each holder of Interpool common stock will be entitled to receive $27.10 in cash for each share of Interpool common stock held by such holder. In addition, the Merger Agreement provides (i) that each holder of an outstanding option and/or warrant to purchase shares of Interpool common stock, whether or not exercisable or vested, will be entitled to receive cash in an amount per share equal to the difference between $27.10 and the exercise price of the option and/or warrant and (ii) that each holder of a restricted stock award granted by Interpool, whether or not exercisable or vested, will be entitled to receive $27.10 in cash for each share of restricted stock. The Purchaser is a newly-formed entity owned by certain private equity funds managed by affiliates of Fortress Investment Group LLC.

          The Merger Agreement includes customary representations, warranties and covenants by Interpool, addressing various aspects of Interpool and its business, operations, assets and liabilities, and contains restrictions on the taking of specified actions by Interpool prior to consummation of the Merger, including a restriction prohibiting Interpool from paying dividends on its common stock, other than Interpool’s regularly scheduled quarterly cash dividend on common stock in an amount not to exceed $0.25 per share per quarter.

          Consummation of the Merger will be subject to (i) the approval of the Merger Agreement and the Merger by stockholders of Interpool holding a majority of Interpool’s outstanding common stock at a special meeting to be called for that purpose, and (ii) satisfaction of other customary closing conditions. The Merger Agreement sets forth certain termination rights on the part of Interpool, on the one hand, and the Purchaser and Merger Sub, on the other hand, including a right of Interpool to terminate the Merger Agreement in order to enter into a definitive agreement with a third party making an unsolicited acquisition proposal that the Interpool Board, in the exercise of its fiduciary duties, determines to be superior to the transaction with the Purchaser, subject to Interpool’s obligation to pay Purchaser a termination fee of $32,500,000 under such circumstances. The transaction is expected to close in the third quarter of 2007.

          The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2 hereto, and is incorporated by reference herein.

          In connection with the execution and delivery of the Merger Agreement, Martin Tuchman, Interpool’s Chairman and Chief Executive Officer, and certain other significant stockholders of Interpool, have entered into a voting agreement with the Purchaser (the “Voting Agreement”) pursuant to which, among other things, those stockholders have agreed, subject to the terms thereof, with respect to a specified percentage of the shares of Interpool’s common stock held by them, to (a) vote such shares in favor of adoption of the Merger Agreement, (b) take other actions in furtherance of the transactions contemplated by the Merger Agreement and (c) not vote such shares in favor of certain competing transactions. The shares held by these stockholders that are subject to the Voting Agreement represent 40% of Interpool’s outstanding common stock.

          The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 4 hereto, and is incorporated by reference herein.

          In connection with the execution and delivery of the Merger Agreement, the Purchaser delivered to Interpool copies of (a) an executed commitment letter in favor of the Purchaser and Interpool (the “Equity Commitment Letter”) executed by Fortress Fund IV GP L.P. on behalf of certain affiliated funds (collectively, the “Fortress Funds”), which are affiliates of the Purchaser and Merger Sub, pursuant to which the Fortress Funds have committed, on the terms and subject to the conditions set forth in the Equity Commitment Letter, to provide equity financing for the Merger in an aggregate amount of $750,000,000 and (b) an executed commitment letter in favor of the Purchaser (the “Debt Commitment Letter”) from Citigroup Global Markets Realty Corp. and Bear, Stearns & Co. Inc. (collectively, the “Lenders”), pursuant to which the Lenders have committed, on the terms and subject to the conditions set forth in the Debt Commitment Letter, to provide Purchaser with debt financing for the Merger in an aggregate amount of $670,000,000.

          On April 20, 2007, Interpool issued a press release announcing the Merger Agreement. A copy of this press release is filed as Exhibit 99 hereto.

Additional Information and Where to Find It

          Interpool has agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the Special Meeting of Stockholders to be called to consider the Merger Agreement and the proposed Merger. This proxy statement will be mailed to the stockholders of Interpool. Interpool’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Interpool, the Merger Agreement, the Merger and related transactions. Stockholders and other investors may obtain free copies of these documents (when they are available) and other documents filed by Interpool with the SEC at the SEC’s web site at http://www.sec.gov. In addition, stockholders and other investors may obtain free copies of the documents filed with the SEC by Interpool by contacting Interpool Investor Relations at 211 College Road East, Princeton, New Jersey 08540 or by phone during normal business hours at (609) 452-8900.

          In addition, Interpool and its officers and directors may be deemed to be participants in the solicitation of proxies from Interpool’s stockholders with respect to the Merger. A description of any interests that Interpool’s officers and directors have in the Merger and related transactions will be available in the proxy statement.

          A copy of the Company’s April 20, 2007 press release regarding the Merger Agreement is filed as Exhibit 99 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01.       Financial Statements and Exhibits.

           (a)  Financial statements of business acquired: Not applicable

           (b)  Pro forma financial statements: Not applicable

           (c)  Exhibits:

2	Agreement and Plan of Merger, dated as of April 20, 2007 by and among Chariot Acquisition Holding LLC, Chariot Acquisition Sub Inc. and Interpool, Inc.
4	Voting Agreement, dated as of April 20, 2007 by and among Chariot Acquisition Holding LLC and certain stockholders of Interpool, Inc. signatory thereto
99	Press Release dated April 20, 2007, announcing Interpool's execution and delivery of the Merger Agreement

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signature on following page.]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /S/ ARTHUR L. BURNS Name: Arthur L. Burns Title: Executive Vice President

Dated:  April 23, 2007

EXHIBIT INDEX

2	Agreement and Plan of Merger, dated as of April 20, 2007 by and among Chariot Acquisition Holding LLC, Chariot Acquisition Sub Inc. and Interpool, Inc.
4	Voting Agreement, dated as of April 20, 2007 by and among Chariot Acquisition Holding LLC and certain stockholders of Interpool, Inc. signatory thereto
99	Press Release dated April 20, 2007